      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 2, 2002

                                            REGISTRATION STATEMENT NO. 333-83306
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                          DYNEGY ENERGY PARTNERS L.P.

             (Exact name of registrant as specified in its charter)


             DELAWARE                               4610                              94-3427568
  (State or other jurisdiction of       (Primary Standard Industrial               (I.R.S. Employer
  incorporation or organization)         Classification Code Number)              Identification No.)


                           1000 LOUISIANA, SUITE 5800
                              HOUSTON, TEXAS 77002
                                 (713) 507-6400
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                         ------------------------------

                                 TERRY D. JONES
                          DYNEGY ENERGY PARTNERS L.P.
                           1000 LOUISIANA, SUITE 5800
                              HOUSTON, TEXAS 77002
                                 (713) 507-6400
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

              DAVID P. OELMAN                                    JOSHUA DAVIDSON
            MELISSA M. BALDWIN                                 BAKER BOTTS L.L.P.
          VINSON & ELKINS L.L.P.                                 ONE SHELL PLAZA
          1001 FANNIN, SUITE 2300                                 910 LOUISIANA
         HOUSTON, TEXAS 77002-6760                            HOUSTON, TEXAS 77002
              (713) 758-2222                                     (713) 229-1234

                         ------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

    If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                EXPLANATORY NOTE



    Dynegy Energy Partners L.P. has prepared this Amendment No. 2 to its Registration Statement on Form S-1 for the purpose of filing with the Securities and Exchange Commission exhibits to the Registration Statement. This Amendment No. 2 does not modify any provision of the prospectus included in the Registration Statement; accordingly, such prospectus has not been included herein.


                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the NASD filing fee and the NYSE filing fee, the amounts set forth below are estimates.

SEC Registration fee........................................  $   16,905
NASD filing fee.............................................      18,875
NYSE listing fee............................................      98,600
Printing and engraving expenses.............................     600,000
Fees and expenses of legal counsel..........................   1,500,000
Accounting fees and expenses................................     500,000
Transfer agent and registrar fees...........................       5,000
Miscellaneous...............................................     460,620
                                                              ----------
    Total...................................................  $3,200,000


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


    The section of the prospectus entitled "The Partnership Agreement--Indemnification" is incorporated herein by this reference. Reference
is made to Section       of the Underwriting Agreement filed as Exhibit 1.1 to
the registration statement. Subject to any terms, conditions or restrictions set forth in the Partnership Agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    Dynegy Energy Partners L.P. issued to Dynegy DEP GP LLC limited partner interests in the partnership in connection with the formation of the partnership in February 2002 in an offering exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. There have been no other sales of unregistered securities within the past three years.

ITEM 16.  EXHIBITS

    The following documents are filed as exhibits to this registration statement:

           EXHIBIT
           NUMBER                                             DESCRIPTION
    ---------------------             ------------------------------------------------------------
           1.1*                --     Form of Underwriting Agreement

           3.1+                --     Certificate of Limited Partnership of Dynegy Energy
                                        Partners L.P.

           EXHIBIT
           NUMBER                                             DESCRIPTION
    ---------------------             ------------------------------------------------------------
           3.2+                --     Form of Amended and Restated Agreement of Limited
                                        Partnership of Dynegy Energy Partners L.P. (included as
                                        Appendix A to the Prospectus)

           3.3 +               --     Certificate of Limited Partnership of Dynegy Operating
                                        Partners L.P.

           3.4*                --     Form of Amended and Restated Agreement of Limited
                                        Partnership of Dynegy Operating Partners L.P.

           3.5+                --     Certificate of Formation of Dynegy DEP GP LLC

           3.6*                --     Form of Limited Liability Company Agreement of Dynegy DEP
                                        GP LLC

           5.1*                --     Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

           8.1 +               --     Opinion of Vinson & Elkins L.L.P relating to tax matters

          10.1*                --     Form of Credit Facility

          10.2*                --     Form of Contribution, Conveyance and Assumption Agreement

          10.3*                --     Form of Guarantee Facility by Dynegy Holdings Inc. in favor of Dynegy Liquids Marketing and Trade

          10.4*                --     Dynegy Inc. Long-Term Incentive Plan

          10.5*                --     Form of Omnibus Agreement

          10.6                 --     Form of Raw and Finished Products Purchase and Sale
                                        Agreement between Dynegy Liquids Marketing and Trade and
                                        Dynegy Midstream Services, Limited Partnership

          10.7                 --     Form of Raw Product Gathering Agreement between Dynegy
                                        Liquids Marketing and Trade and Dynegy Midstream Services,
                                        Limited Partnership

          10.8                 --     Form of Product Storage Agreement between Dynegy Midstream
                                        Services, Limited Partnership and Dynegy Liquids Marketing
                                        and Trade

          10.9                 --     Form of Fractionation Agreement between Dynegy Midstream
                                        Services, Limited Partnership and Dynegy Liquids Marketing
                                        and Trade

          10.10#               --     Master Natural Gas Liquids Purchase Agreement dated as of
                                        September 1, 1996, between Warren Petroleum Company,
                                        Limited Partnership and Chevron U.S.A. Inc.

          10.10(a)             --     Amendment to Natural Gas Liquids Purchase Agreement, dated
                                        September 14, 1998

          10.10(b)             --     Second Amendment to Master Natural Gas Liquids Purchase
                                        Agreement, dated March 22, 1999

          10.10(c)             --     Amendment to Natural Gas Liquids Purchase Agreement, dated
                                        November 27, 2000

          10.10(d)             --     Amendment to Natural Gas Liquids Purchase Agreement, dated
                                        November 29, 2001

          10.11#               --     CCC Product Sale and Purchase Agreement, dated as of
                                        September 1, 1996, between Warren Petroleum Company,
                                        Limited Partnership and Chevron Chemical Company.

           EXHIBIT
           NUMBER                                             DESCRIPTION
    ---------------------             ------------------------------------------------------------
          10.11(a)             --     Letter Agreement re CCC Product Sale and Purchase Agreement,
                                        dated October 14, 1996

          10.11(b)             --     Amendment to CCC Product Sale and Purchase Agreement

          10.12#               --     CCC/WPC Services Agreement, dated as of September 1, 1996, between Chevron Chemical Company and Warren Petroleum
                                        Company, Limited Partnership.

          10.12(a)             --     First Amendment to CCC/WPC Services Agreement, dated October
                                        21, 1997

          10.12(b)             --     Amendment to the CCC/WPC Services Agreement, dated May 18,
                                        1998

          10.12(c)             --     Amendment to CCC/WPC Services Agreement, dated January 5,
                                        2000

          10.13                --     Operating Agreement, dated as of September 1, 1996, between
                                        Warren Petroleum Company, Limited Partnership and Chevron
                                        Pipe Line Company

          10.14                --     Natural Gas Liquids Purchase Agreement effective February 1,
                                        2002 between Dynegy Liquids Marketing and Trade, Texaco
                                        Exploration and Production Inc. and Texaco Natural Gas
                                        Inc.

          10.15                --     Amended and Restated Products Sale and Delivery Agreement
                                        effective May 1, 2001 between Dynegy Liquids Marketing and
                                        Trade and Equistar Chemicals, LP.

          10.16                --     First Amended & Restated Feedstock & Refinery Product Master
                                        Service Agreement effective July 1, 1999 between Dynegy
                                        Midstream Services, Limited Partnership and Chevron
                                        Products Company.

          10.17                --     Fractionation Agreement effective January 1, 1998 between
                                        Cedar Bayou Fractionators, L.P. and BP Products North
                                        America Inc.

          10.18                --     Fractionation Agreement effective October 1, 1999 between
                                        Cedar Bayou Fractionators, and Williams Energy Marketing
                                        and Trading Company.

          10.19                --     Product and Raw Make Storage Agreement effective January 1,
                                        1998 between Dynegy Midstream Services, Limited
                                        Partnership and Cedar Bayou Fractionators, L.P.

          10.19(a)             --     Letter Amendment to the Product Storage Agreement, dated
                                        December 19, 2000

          10.20                --     Option to Acquire Interest in Cedar Bayou Fractionators,
                                        L.P. effective January 1, 2001 between Dynegy Midstream
                                        Services, Limited Partnership and Williams Midstream
                                        Natural Gas Liquids, Inc.

          10.21                --     Limited Partnership Agreement of Cedar Bayou Fractionators,
                                        L.P.

          10.21(a)             --     First Amendment to Limited Partnership Agreement of Cedar
                                        Bayou Fractionators, L.P., dated December 23, 1998

          10.22                --     Mutual Services Agreement, dated effective January 1, 1998, between Cedar Bayou Fractionators, L.P. and Warren
                                        Petroleum Company, Limited Partnership

          16.1 +               --     Letter from Arthur Andersen L.L.P. regarding its dismissal as Dynegy Energy Partners' principal accountant

          21.1 +               --     List of subsidiaries

          23.1 +               --     Consent of Arthur Andersen LLP

          23.2 *               --     Consent of Vinson & Elkins L.L.P. (contained in
                                        Exhibit 5.1)

           EXHIBIT
           NUMBER                                             DESCRIPTION
    ---------------------             ------------------------------------------------------------
          23.3 +               --     Consent of Vinson & Elkins L.L.P. (contained in
                                        Exhibit 8.1)

          24.1 +               --     Powers of Attorney


------------------------

+  Previously filed

*   To be filed by amendment

# Incorporated by reference to exhibits to the Quarterly Report on Form 10-Q for the Quarterly Period ended September 30, 1996, of NGC Corporation, Commission File No. 1-11156

ITEM 17.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes to provide at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 2, 2002.


                                                       DYNEGY ENERGY PARTNERS L.P.

                                                       By:    DYNEGY DEP GP LLC
                                                              its General Partner

                                                       By:    /s/ TERRY D. JONES
                                                              --------------------------------------
                                                       Name:  Terry D. Jones
                                                       Title: SENIOR VICE PRESIDENT AND GENERAL
                                                              COUNSEL

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                   TITLE                         DATE
                ---------                                   -----                         ----
                    *                       Chief Executive Officer, Chief
    ---------------------------------         Operating Officer and Director           May 2, 2002
           Stephen A. Furbacher               (Principal Executive Officer)

                    *
    ---------------------------------       Chief Financial Officer (Principal         May 2, 2002
             Michael R. Mott                  Financial and Accounting Officer)

                    *
    ---------------------------------       Director                                   May 2, 2002
           Stephen W. Bergstrom

                    *
    ---------------------------------       Director                                   May 2, 2002
           Robert D. Doty, Jr.


*By:  /s/ TERRY D. JONES
      --------------------------------------
      Terry D. Jones
          ATTORNEY-IN-FACT